Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

22-10

Contacts:	Derrick Jensen, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	Sard Verbinnen & Co
	Quanta Services, Inc.	(281) 881-5170
713-629-7600

QUANTA SERVICES REPORTS FIRST QUARTER 2022 RESULTS

First Quarter Consolidated Revenues of $4.0 Billion* With Strong Revenue Growth in Every Segment

First Quarter GAAP Diluted EPS of $0.57 and Adjusted Diluted EPS of $1.37*

Remaining Performance Obligations of $6.8 Billion and Total Backlog of $20.5 Billion*

Company Reiterates Full-Year 2022 Financial Expectations

*	= Record first quarter result

HOUSTON – May 5, 2022 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2022. Revenues in the first quarter of 2022 were $3.97 billion compared to revenues of $2.70 billion in the first quarter of 2021, and net income attributable to common stock was $84.6 million, or $0.57 per diluted share, in the first quarter of 2022 compared to net income attributable to common stock of $89.8 million, or $0.62 per diluted share, in the first quarter of 2021. Adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) was $1.37 for the first quarter of 2022 compared to $0.83 for the first quarter of 2021.

“Quanta delivered a strong first quarter to start the year, with significant revenue growth in each segment, record total backlog of $20.5 billion and solid and safe execution by our portfolio of companies, which produced record first quarter adjusted earnings per share (EPS),” said Duke Austin, President and Chief Executive Officer of Quanta Services. “As a result of our first quarter results and continued confidence in the diversity and strength that our portfolio of companies provides, we are reiterating our 2022 consolidated financial expectations.

“As discussed during our recent Investor Day, Quanta is successfully executing on our strategic initiatives to drive sustainable and resilient operational excellence, total cost solutions for our clients, consistent profitable growth and value for our stakeholders. We believe we are uniquely positioned to capitalize on the megatrends and opportunities to lead the energy transition and enable technological development, with initiatives such as electric vehicle charging infrastructure and undergrounding of electrical infrastructure gaining momentum. As a result, we believe Quanta has built a platform with opportunity to deliver a 10% organic adjusted EPS compound annual growth rate (CAGR) and a strategy with opportunity to deliver a +15% adjusted EPS CAGR through 2026.”

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Certain items impacted the first quarter of 2022 results and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed no acquisitions during the first three months of 2022 and ten acquisitions during the full year 2021 and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2022 and 2021, see the footnotes accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

FULL-YEAR 2022 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors impacting project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. Additionally, the effects of the COVID-19 pandemic on various aspects of the economy have significantly impacted certain Quanta operations and various markets where Quanta operates in 2020 and 2021, and we continue to consider future uncertainty associated with the pandemic. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2022.

Prior to the company’s conference call, management will post a summary of updated 2022 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. For the full year ending December 31, 2022, Quanta now expects revenues to range between $16.20 billion and $16.70 billion, net income attributable to common stock to range between $515 million and $590 million, diluted earnings per share attributable to common stock to range between $3.47 and $3.97 and adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to range between $6.00 and $6.50 for the full year ending December 31, 2022. Additionally, Quanta now expects EBITDA (a non-GAAP financial measure) to range between $1.45 billion and $1.56 billion, adjusted EBITDA (a non-GAAP financial measure) to range between $1.60 billion and $1.71 billion, and free cash flow (a non-GAAP financial measure) to range between $650 million and $850 million for the full year ending December 31, 2022.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s

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performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2022 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on May 5, 2022, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-862-298-0702 or 1-888-437-3179 at least 10 minutes before the conference call begins and ask for the Quanta Services First Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through May 12, 2022 by dialing 1-877-660-6853 and referencing the conference ID 13729435. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

QUANTA SERVICES 2022 INVESTOR DAY REPLAY

Quanta Services hosted its 2022 Investor Day in New York City on Tuesday, April 5, 2022. If you would like to watch a replay of the Investor Day or access related materials, please visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates, tax rates and other operating results and GAAP and non-GAAP financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market and the transition to a carbon-neutral economy; expectations regarding the COVID-19 pandemic, including the continued and potential impact of the COVID-19 pandemic and of governmental and customer responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including Blattner Holding Company and its operating subsidiaries and our investments in LUMA Energy, LLC and Starry Group Holdings, Inc.; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon-neutral economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected recognition and realization of remaining performance obligations and backlog; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, stock repurchases or cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support transition to a carbon-neutral economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of our business; the expected impact of inflation; the expected impact of changes or potential changes to climate; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; expectations regarding our ability to reduce our debt and maintain our current credit ratings; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including as a result of, among other things, geopolitical conflicts, political unrest or inflation; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities, including the ongoing and potential impact to Quanta’s business, operations, workforce and supply chains of the COVID-19 pandemic and governmental responses thereto; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and business and governmental responses thereto on Quanta’s operations, personnel and supply chains and on commercial activity and demand across Quanta’s business and its customers’ businesses, as well as Quanta’s inability to predict the extent to which the COVID-19 pandemic will adversely impact its business, financial performance, results of operations, financial position, liquidity, cash flows, the prices of its securities and achievement of its strategic objectives; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, supply chain disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and the conditions in which Quanta operates and can be due to the failure of infrastructure on which we have performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; Quanta’s ability to attract, the potential shortage of and increased costs with respect to skilled labor, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods, debris flows, earthquakes and other

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geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; unavailability of, or increased prices for, materials, equipment and fuel used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or current challenged energy market, and which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; risks associated with operating in international markets and U.S. territories, including instability of governments, currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions or retain key personnel from acquired businesses, including Blattner; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations, including labor stoppages or interruptions due to strikes or lockouts; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2022 and 2021 (In thousands, except per share information) (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues	$3,965,525	$2,703,581
Cost of services (including depreciation)	3,417,354	2,330,691

Gross profit	548,171	372,890
Equity in earnings of integral unconsolidated affiliates	15,152	5,183
Selling, general and administrative expenses	(324,887)	(243,352)
Amortization of intangible assets	(115,751)	(21,355)
Change in fair value of contingent consideration liabilities	(5,169)	363

Operating income	117,516	113,729
Interest and other financing expenses	(24,728)	(12,475)
Interest income	69	117
Other income (expense), net	(1,273)	3,672

Income before income taxes	91,584	105,043
Provision for income taxes	6,556	13,724

Net income	85,028	91,319
Less: Net income attributable to non-controlling interests	387	1,558

Net income attributable to common stock	$84,641	$89,761

Earnings per share attributable to common stock:
Basic	$0.59	$0.64

Diluted	$0.57	$0.62

Shares used in computing earnings per share:
Weighted average basic shares outstanding	143,541	140,121

Weighted average diluted shares outstanding	148,082	144,447

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$238,258	$229,097
Accounts receivable, net	3,356,566	3,400,318
Contract assets	975,342	803,453
Inventories	94,264	84,659
Prepaid expenses and other current assets	201,185	215,050

Total current assets	4,865,615	4,732,577
PROPERTY AND EQUIPMENT, net	1,976,249	1,919,697
OPERATING LEASE RIGHT-OF-USE ASSETS	238,529	240,605
OTHER ASSETS, net	656,133	632,244
OTHER INTANGIBLE ASSETS, net	1,685,260	1,801,180
GOODWILL	3,593,315	3,528,886

Total assets	$13,015,101	$12,855,189

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$21,865	$29,166
Current portion of operating lease liabilities	76,983	78,251
Accounts payable and accrued expenses	2,318,389	2,254,671
Contract liabilities	800,578	802,872

Total current liabilities	3,217,815	3,164,960
LONG-TERM DEBT, net of current maturities	3,812,411	3,724,474
OPERATING LEASE LIABILITIES, net of current portion	170,347	170,427
DEFERRED INCOME TAXES	183,082	191,098
INSURANCE AND OTHER NON-CURRENT LIABILITIES	489,458	487,309

Total liabilities	7,873,113	7,738,268

TOTAL STOCKHOLDERS’ EQUITY	5,137,519	5,112,301
NON-CONTROLLING INTERESTS	4,469	4,620

TOTAL EQUITY	5,141,988	5,116,921

Total liabilities and equity	$13,015,101	$12,855,189

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2022 and 2021 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The Renewable Energy Infrastructure Solutions segment was added beginning with the three months ended December 31, 2021, primarily due to our acquisition of Blattner Holding Company and its operating subsidiaries (Blattner) in October 2021. In conjunction with this change, certain prior year amounts have been recast to conform to this new segment reporting structure.

	Three Months Ended March 31,
	2022		2021
Revenues:
Electric Power Infrastructure Solutions	$2,138,697	53.9%	$1,676,046	62.0%
Renewable Energy Infrastructure Solutions	875,632	22.1	384,074	14.2
Underground Utility and Infrastructure Solutions	951,196	24.0	643,461	23.8

Consolidated revenues	$3,965,525	100.0%	$2,703,581	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	203,419	9.5%	153,739	9.2%
Renewable Energy Infrastructure Solutions	69,942	8.0%	45,296	11.8%
Underground Utility and Infrastructure Solutions	48,175	5.1%	8,813	1.4%
Corporate and Non-Allocated Costs (b)	(204,020)	(5.1)%	(94,119)	(3.5)%

Consolidated operating income	$117,516	3.0%	$113,729	4.2%

(a)

Included in Electric Power Infrastructure Solutions operating income for the three months ended March 31, 2022 and 2021 were equity in earnings of integral unconsolidated affiliates of $15.2 million and $5.2 million.

(b)

Included in corporate and non-allocated costs for the three months ended March 31, 2022 and 2021 are amortization expense of $115.8 million and $21.4 million and acquisition and integration costs of $15.1 million and $1.8 million. Additionally, a $5.2 million increase and a $0.4 million decrease in the fair value of contingent consideration liabilities are included in corporate and non-allocated costs for the three months ended March 31, 2022 and 2021.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur, and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP financial measure enables it and its investors to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	March 31, 2022		December 31, 2021		March 31, 2021
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,071,266	$2,731,572	$2,002,862	$2,769,106	$1,749,824	$2,290,410
Estimated orders under MSAs and short-term, non-fixed price contracts	4,308,992	9,443,108	4,492,038	9,447,765	3,789,417	7,960,398

Backlog	$6,380,258	$12,174,680	$6,494,900	$12,216,871	$5,539,241	$10,250,808

Renewable Energy Infrastructure Solutions
Remaining performance obligations	$2,311,389	$2,947,942	$2,178,846	$2,428,408	$812,193	$1,204,146
Estimated orders under MSAs and short-term, non-fixed price contracts	70,199	132,959	65,618	120,237	97,885	206,119

Backlog	$2,381,588	$3,080,901	$2,244,464	$2,548,645	$910,078	$1,410,265

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$979,652	$1,163,118	$637,843	$697,881	$607,660	$640,302
Estimated orders under MSAs and short-term, non-fixed price contracts	1,763,478	4,035,483	1,934,826	3,810,829	1,875,156	3,528,941

Backlog	$2,743,130	$5,198,601	$2,572,669	$4,508,710	$2,482,816	$4,169,243

Total
Remaining performance obligations	$5,362,307	$6,842,632	$4,819,551	$5,895,395	$3,169,677	$4,134,858
Estimated orders under MSAs and short-term, non-fixed price contracts	6,142,669	13,611,550	6,492,482	13,378,831	5,762,458	11,695,458

Backlog	$11,504,976	$20,454,182	$11,312,033	$19,274,226	$8,932,135	$15,830,316

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three months ended March 31, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items in the table to follow, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) gains and losses on the sales of investments vary from period to period depending on activity; and (vi) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

See the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$84,641	$89,761
Adjustments:
Acquisition and integration costs (a)	15,131	1,761
Change in fair value of contingent consideration liabilities	5,169	(363)
Gain on sale of investment (b)	(6,696)	—
Unrealized loss from mark-to-market adjustment on investment (c)	8,393	—
Income tax impact of adjustments (d)	(5,719)	(361)

Adjusted net income attributable to common stock before certain non-cash adjustments	100,919	90,798
Non-cash stock-based compensation	22,992	18,687
Amortization of intangible assets	115,751	21,355
Income tax impact of non-cash adjustments (d)	(36,104)	(10,442)

Adjusted net income attributable to common stock	$203,558	$120,398

Weighted average shares:

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	148,082	144,447

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$0.57	$0.62

Adjusted diluted earnings per share attributable to common stock	$1.37	$0.83

See notes to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three Months Ended

March 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

(a)

The amount for the three months ended March 31, 2022 includes, among other things, $11.5 million of expenses that are associated with change of control payments as a result of the acquisition of Blattner.

(b)	The amount for the three months ended March 31, 2022 represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(c)

The amount for the three months ended March 31, 2022 represents a loss related to the fair value remeasurement of our common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider. The loss was calculated as the difference between the market value of the investment as of March 31, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became publicly traded on March 29, 2022.

(d)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2022 and 2021 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three months ended March 31, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) gains and losses on the sales of investments vary from period to period depending on activity; (v) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; and (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2022	2021
Net income attributable to common stock (GAAP as reported)	$84,641	$89,761
Interest and other financing expenses	24,728	12,475
Interest income	(69)	(117)
Provision for income taxes	6,556	13,724
Depreciation expense	70,954	62,107
Amortization of intangible assets	115,751	21,355
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	3,261	1,501

EBITDA	305,822	200,806
Non-cash stock-based compensation	22,992	18,687
Acquisition and integration costs (a)	15,131	1,761
Equity in earnings of non-integral unconsolidated affiliates	(5,338)	(685)
Gain on sale of investment (b)	(6,696)	—
Unrealized loss from mark-to-market adjustment on investment (c)	8,393	—
Change in fair value of contingent consideration liabilities	5,169	(363)

Adjusted EBITDA	$345,473	$220,206

See notes to follow.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2022 and 2021 (In thousands) (Unaudited)

(a)

The amount for the three months ended March 31, 2022 includes, among other things, $11.5 million of expenses that are associated with change of control payments as a result of the acquisition of Blattner.

(b)	The amount for the three months ended March 31, 2022 represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(c)

The amount for the three months ended March 31, 2022 represents a loss related to the fair value remeasurement of our common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider. The loss was calculated as the difference between the market value of the investment as of March 31, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became publicly traded on March 29, 2022.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free (Negative Free) Cash Flow

and Other Non-GAAP Definitions

For the Three Months Ended

March 31, 2022 and 2021

(In thousands)

(Unaudited)

Reconciliation of Free (Negative Free) Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free (negative free) cash flow to net cash provided by operating activities for the three months ended March 31, 2022 and 2021. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free (negative free) cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free (negative free) cash flow provides useful information to Quanta’s investors because free (negative free) cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended
	March 31,
	2022	2021
Net cash provided by operating activities	$85,090	$125,613
Less: Net capital expenditures:
Capital expenditures	(109,937)	(83,486)
Proceeds from sale of property and equipment and insurance settlements	9,001	7,230

Net capital expenditures	(100,936)	(76,256)

Free (Negative Free) Cash Flow	$(15,846)	$49,357

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2022

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measure of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) gains and losses on the sales of investments vary from period to period depending on activity; and (vi) unrealized mark-to-market adjustments on Quanta’s investment in a public company vary from period to period based on fluctuations in the market price of the company’s publicly traded securities. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2022

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2022
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$515,000	$589,800
Non-cash stock-based compensation	100,700	100,700
Amortization of intangible assets	355,300	355,300
Acquisition and integration costs (a)	43,400	43,400
Change in fair value of contingent consideration liabilities	5,200	5,200
Gain on sale of investment (b)	(6,700)	(6,700)
Unrealized loss from mark to market adjustment on investment (c)	8,400	8,400
Income tax impact of adjustments (d)	(131,600)	(131,600)

Adjusted net income attributable to common stock	$889,700	$964,500

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	148,400	148,400

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$3.47	$3.97

Adjusted diluted earnings per share attributable to common stock	$6.00	$6.50

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the acquisition of Blattner. This amount is anticipated to be expensed on a pro rata basis from January 1, 2022 through the one-year anniversary of Quanta’s acquisition of Blattner in October 2022.

(b)	The amount represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(c)

The amount represents a loss related to the fair value remeasurement of our common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider, for the three months ended March 31, 2022. The loss was calculated as the difference between the market value of the investment as of March 31, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became publicly traded on March 29, 2022.

(d)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

ESTIMATED ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCK THROUGH THE FULL YEAR 2026

This release also includes certain long-term projections of the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock through the full year ending December 31, 2026. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from this projected measure, together with some of the excluded information not being ascertainable or accessible, Quanta is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure, net income attributable to common stock, without unreasonable effort. Consequently, no disclosure of the estimated comparable GAAP measure is included and no reconciliation of the forward-looking non-GAAP financial measure is included. For the same reasons, Quanta is unable to address the probable significance of the unavailable information, which could be material to future results.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2022 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA to net income attributable to common stock for the full year ended December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) gains and losses on sales of investments vary from period to period depending on activity; (v) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock and (vi) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2022
Net income attributable to common stock (as defined by GAAP)	$515,000	$589,800
Interest and other financing expenses, net	113,000	117,000
Provision for income taxes	167,300	197,300
Depreciation expense	290,100	290,100
Amortization of intangible assets	355,300	355,300
Interest, income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	10,200	10,200

EBITDA	1,450,900	1,559,700
Non-cash stock-based compensation	100,700	100,700
Acquisition and integration costs (a)	43,400	43,400
Equity in earnings of non-integral unconsolidated affiliates	(5,300)	(5,300)
Gain on sale of investment (b)	(6,700)	(6,700)
Unrealized loss from mark to market adjustment on investment (c)	8,400	8,400
Change in fair value of contingent consideration liabilities	5,200	5,200

Adjusted EBITDA	$1,596,600	$1,705,400

See notes to follow.

###

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2022 (In thousands) (Unaudited)

(a)

The amount includes an estimated $35.9 million of expenses associated with certain change of control payments as a result of the acquisition of Blattner. This amount is anticipated to be expensed on a pro rata basis from January 1, 2022 through the one year anniversary of Quanta’s acquisition of Blattner in October 2022.

(b)	The amount represents a gain as a result of the sale of Quanta’s non-controlling interest in a technology company.
(c)

The amount represents a loss related to the fair value remeasurement of our common stock investment in Starry Group Holdings, Inc. (NYSE: STRY), a publicly traded broadband technology provider, for the three months ended March 31, 2022. The loss was calculated as the difference between the market value of the investment as of March 31, 2022 and Quanta’s investment balance as of December 31, 2021. Starry Group Holdings, Inc. became publicly traded on March 29, 2022.

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2022 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ended December 31, 2022. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2022
Net cash provided by operating activities	$1,050,000	$1,250,000
Less: Net capital expenditures	(400,000)	(400,000)

Free Cash Flow	$650,000	$850,000

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